UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2013

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 4, 2013, Edgewater Technology, Inc. (the “Company”) entered into a Second Amendment to Employment Agreement (each, a “Second Amendment” and collectively, the “Second Amendments”) with each of Shirley Singleton, the Company’s President and Chief Executive Officer, and David Clancey, the Company’s Executive Vice President, Chief Strategy Officer and Chief Technology Officer (each, an “Employee”). The Amendments amend term, salary and severance provisions in each Employee’s respective Employment Agreement with the Company, dated as of June 12, 2007, which was subsequently amended on December 17, 2010 (each, as amended, an “Employment Agreement” and collectively, the “Employment Agreements”).

Additionally, on December 4, 2013, the Company entered into a Restated Change in Control Agreement (each, a “Restated Agreement” and collectively, the “Restated Agreements”) with each of Timothy R. Oakes, the Company’s Chief Financial Officer, and Robin Ranzal Knowles, the President of Edgewater Technology-Ranzal, Inc., a wholly-owned subsidiary of the Company. The Restated Agreements amend severance payment provisions in each employee’s respective Change in Control Agreement.

Second Amendments

Each Second Amendment extends the term of the respective Employment Agreement for an additional term commencing on January 1, 2014 and continuing until December 31, 2016, unless terminated sooner in accordance with the termination provisions of the applicable Employment Agreement. Prior to the Second Amendments, the terms of the Employment Agreements would have expired as of December 31, 2013.

The Second Amendments also establish the following minimum annual base salary levels, subject to potential future increases based upon the review and determination of the Company’s Compensation Committee: Ms. Singleton, $425,000 and Mr. Clancey, $375,000. Prior to the Second Amendments, the Employment Agreements provided for minimum base salaries of $350,000 and $300,000 for Ms. Singleton and Mr. Clancey, respectively.

Each Second Amendment also provides that, if the Employee is terminated without cause or terminates his or her employment for good reason (in each case, absent a change of control of the Company), then the Company is required to pay to the Employee a lump sum payment equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s bonus target for the calendar year immediately preceding the calendar year in which termination of employment occurs. In no event will the bonus paid exceed one (1) year’s annual base salary for the employee. The total amounts due will be payable in two installments: (a) thirty (30) days after the date of such termination, a first payment equal to the greater of (i) $510,000 or (ii) two (2) times the Employee’s annual base salary in effect at the time of such termination; and (b) six months after the date of such termination, a second payment equal to the excess of (i) the amount of the severance payment, over (ii) the amount paid under section (a) above (the “Severance Payment Provisions”). Prior to the Second Amendments, each Employment Agreement provided that, under such circumstances of termination, the Company would pay a lump sum amount equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs.

Each Second Amendment also provides that, if the Employee’s employment with the Company is terminated following a change in control, either by the Company, which is not for cause, or by the employee for good reason, then the Company is required to pay to the Employee a lump sum payment equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s bonus target for the calendar year immediately preceding the calendar year in which termination of employment occurs. In no event will the bonus paid exceed one (1) year’s annual base salary for the employee. The total amounts due will be paid in accordance with the Severance Payment Provisions. Prior to the Second Amendments, each Employment Agreement provided that, under such circumstances of termination following a change in control or by the employee for good reason, then the Company would be required to pay the Employee a lump sum amount equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to the Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs. Prior to the Second Amendments, each Employment Agreement provided that, under such circumstances of termination following a change of control, the Company was required to pay a lump sum amount equal to the greater of: (1) the annual base salary of the Employee then in effect for the remaining period of the term of the Employment Agreement plus the amount of cash bonus paid to the Employee for the immediately preceding year; or (2) 1.5 times the annual base salary then in effect plus the amount of the cash bonus paid to the Employee in the year immediately preceding the year of termination.

Further, the Second Amendments also provide that the Company shall give an employee at least a ten (10) day written notice period of its intention to terminate employment in the event the employee becomes unable to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months (the “Disability Period”). Prior to the Second Amendments, the Disability Period was defined as being a period of one hundred and eighty (180) days in the aggregate in any twelve (12) month period.

Additionally, the Second Amendments require the employee to provide written notification within ninety (90) days of the initial existence of a circumstance in which the employee may elect to terminate employment for good reason. Prior to the Second Amendments, no specific notification period upon the initial existence of such circumstances was included in the Employment Agreements.

Restated Agreements

Each Restated Agreement provides that if, at the time of termination, the employee is a “specified employee”, as defined in Treasury Regulations, Sec 1.409A-1(i), then severance payments shall be delayed for a period of six months after the date of termination. There were no other changes to the terms and conditions of the Restated Agreements.

The descriptions of the Second Amendments and the Restated Agreements are qualified in their entirety by reference to the complete agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Employment Agreement by and among Edgewater Technology, Inc. and Shirley Singleton, dated as of December 4, 2013.

10.2	Second Amendment to Employment Agreement by and among Edgewater Technology, Inc. and David Clancey, dated as of December 4, 2013.

10.3	Restated Change in Control Agreement by and among the Company and Timothy R. Oakes, dated as of December 4, 2013.

10.4	Restated Change in Control Agreement by and among the Company and Robin Ranzal Knowles, dated as of December 4, 2013.

* * *

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2013

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)